SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): August 28, 2006

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 1.01  Entry into a Material Definitive Agreement

On August 28, 2006, the Board of Directors (the "Board") of the Company modified the existing compensation terms for directors to provide the following: To the extent a member of any Committee of the Board attends in person (a) two or more Committee meetings (whether of the same Committee of the Board or two or more different Committees) during any one calendar month and (b) incurs one way travel of 1000 or more miles from his or her normal residence or place of business to attend such meetings, such Committee member shall receive an additional $2400 for each meeting which satisfies the above requirement as reimbursement for such Committee member's time expended to travel to and from such meetings. All other director compensation terms as described in the Company's 2006 Proxy Statement remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert Wrobel
Name: Robert Wrobel Title: Executive Vice President and CLO

Date: August 30, 2006

K:\Legal\Corporate\8-K August 2006\8-K August 2006.Director Compenation.doc